UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2006

Armor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18863	59-3392443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13386 International Parkway, Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (904) 741-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

Armor Holdings, Inc. (‘‘Armor’’) is making publicly available by furnishing under cover of this Current Report on Form 8-K certain supplementary information, including ‘‘Unaudited Pro Forma Condensed Combined Financial Information’’ relating to its previously announced acquisition of Stewart & Stevenson Services, Inc. (‘‘Stewart & Stevenson’’) and its recently announced offering of $400 million Notes, together with ‘‘Recent Unaudited Financial Results of Stewart & Stevenson,’’ attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 8.01    Other Events.

Armor is also making publicly available under cover of this Current Report on Form 8-K certain additional information regarding Armor after giving effect to its acquisition of Stewart & Stevenson. The additional information includes factors that may affect Armor’s future results (the ‘‘Risk Factors’’) and a description of Armor’s business (the ‘‘Business’’). The Risk Factors and Business description are attached hereto as Exhibits 99.3 and 99.4, respectively, and are incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits. The following Exhibits are filed herewith as a part of this report:

Exhibit	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information
99.2	Recent Unaudited Financial Results of Stewart & Stevenson
99.3	Risk Factors
99.4	Business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2006

ARMOR HOLDINGS, INC.

By:	/s/ Philip A. Baratelli
Name:	Philip A. Baratelli
Title:	Corporate Controller and Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information
99.2	Recent Unaudited Financial Results of Stewart & Stevenson
99.3	Risk Factors
99.4	Business